Exhibit 99.1

GASTROENTEROLOGY CENTER OF THE

MID-SOUTH, P.C. AND SUBSIDIARY

d/b/a GASTRO ONE

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

INDEPENDENT AUDITOR'S REPORT

To the Shareholders

Gastroenterology Center of the Mid-South, P.C. and Subsidiary

   d/b/a Gastro One

Memphis, Tennessee

We have audited the accompanying consolidated financial statements of Gastroenterology Center of the Mid-South, P.C. and Subsidiary, d/b/a Gastro One, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gastroenterology Center of the Mid-South, P.C. and Subsidiary, d/b/a Gastro One as of December 31, 2015 and 2014, and the results of their operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Memphis, Tennessee

May 16, 2016

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GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.
AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
Assets
Current Assets
Cash and cash equivalents	$986,515	$3,816,356
Accounts receivable, trade, net of allowances	5,746,797	10,108,437
Accounts receivable, other	475,402	631,944
Note receivable, stockholder, current portion	31,545	22,183
Total current assets	7,240,259	14,578,920

Property and equipment, net of depreciation	2,608,453	2,996,065

Other Assets
Note receivable, stockholder, net of current portion	85,271	44,365

Total assets	$9,933,983	$17,619,350

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$2,265,536	$1,508,646
Accrued wages and benefits	2,458,387	3,589,475
Refunds payable	2,160,039	1,651,275
Stockholder payable	72,137	-
Capital leases payable, current portion	160,127	155,524
Total current liabilities	7,116,226	6,904,920

Other Liabilities
Capital leases payable, net of current portion	494,618	654,745

Total liabilities	7,610,844	7,559,665

Stockholders' Equity
Common stock, no par value, 1,000 shares authorized; 116 and 116 shares issued and outstanding at December 31, 2015 and 2014, respectively	1,924,701	1,902,204
Retained earnings	398,438	8,157,481
Total stockholders' equity	2,323,139	10,059,685

Total liabilities and stockholders' equity	$9,933,983	$17,619,350

The accompanying notes are an integral part of the financial statements.

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GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.
AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2015 and 2014

	2015	2014
Revenues
Patient service revenue	$59,154,697	$57,662,121
Drug study revenue	1,353,085	1,275,811
Refunds and returned checks	(581,828)	(342,694)
Net revenue	59,925,954	58,595,238

Operating expenses
Payroll and related benefits	17,934,769	15,902,033
Drugs and medicines	8,574,011	6,214,217
Medical supplies	2,791,825	2,057,926
Facilities costs	5,080,894	4,213,473
Professional fees	1,381,796	1,960,894
Bad debt expense	2,413,000	1,438,000
Depreciation expense	735,956	444,461
General and administrative expenses	2,129,067	2,031,937
Total operating expenses	41,041,318	34,262,941

Income from operations before specially allocated items	18,884,636	24,332,297

Specially allocated items
Salaries - physicians	24,498,770	17,737,249
Profit sharing - physicians	1,111,223	694,211
Other benefits - physicians	1,033,686	1,199,832
Total specially allocated items	26,643,679	19,631,292

Net income (loss)	$(7,759,043)	$4,701,005

The accompanying notes are an integral part of the financial statements.

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GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.
AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2015 and 2014

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, December 31, 2013	80	$1,168,474	$3,456,476	$4,624,950

Net income	-	-	4,701,005	4,701,005
Issuance of common stock	48	1,001,267	-	1,001,267
Repurchase and retirement of common stock	(12)	(267,537)	-	(267,537)

Balance, December 31, 2014	116	1,902,204	8,157,481	10,059,685

Net loss	-	-	(7,759,043)	(7,759,043)
Issuance of common stock	4	94,634	-	94,634
Repurchase and retirement of common stock	(4)	(72,137)	-	(72,137)

Balance, December 31, 2015	116	$1,924,701	$398,438	$2,323,139

The accompanying notes are an integral part of the financial statements.

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GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.
AND SUBSIDIARY d/b/a GASTRO ONE

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2015 and 2014

	2015	2014
Cash Flows Provided By (Used For) Operating Activities:
Net income (loss)	$(7,759,043)	$4,701,005
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided By (Used For) Operating Activities:
Depreciation	735,956	444,461
Change in Operating Assets and Liabilities:
Increase (Decrease) in Cash and Cash Equivalents:
Accounts receivable	4,361,640	(4,792,242)
Accounts receivable, other	156,542	290,481
Accounts payable	756,890	238,880
Accrued expenses	(1,131,088)	1,079,587
Refunds payable	508,764	788,729
Total adjustments	5,388,704	(1,950,104)

Net cash provided by (used for) operating activities	(2,370,339)	2,750,901

Cash Flows From (Used For) Investing Activities:
Purchase of equipment	(348,344)	(713,016)
Net cash from (used for) investing activities	(348,344)	(713,016)

Cash Flows From (Used For) Financing Activities:
Collection of notes receivable - stockholders	44,366	-
Proceeds from the issuance of common stock	-	495,578
Repurchase and retirement of common stock	-	(267,537)
Repayment of capital lease obligation	(155,524)	-
Net cash used for financing activities	(111,158)	228,041

Increase (decrease) in cash and cash equivalents	(2,829,841)	2,265,926

Cash and cash equivalents - beginning of year	3,816,356	1,550,430

Cash and cash equivalents - end of year	$986,515	$3,816,356

Supplemental Disclosure of Noncash Financing Activities:
Purchase of equipment through the issuance of capital lease obligations	$-	$823,026

Note receivable for issuance of common stock	$94,634	$66,548

Payable for redemption of common stock	$72,137	$-

Noncash Financing Activities related to Merger:
Equipment acquired through issuance of common stock	$-	$1,210,176

Assumption of liabilities through merger	$-	$772,420

The accompanying notes are an integral part of the financial statements.

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GASTROENTEROLOGY CENTER OF THE MIDSOUTH, P.C.
AND SUBSIDIARY d/b/a GASTRO ONE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Organization

Gastroenterology Center of the MidSouth, P.C. (“GCMS”) and Subsidiary d/b/a Gastro One (the “Company”) is organized under the laws of the State of Tennessee and includes the consolidated financial statements of GCMS and G.I. Diagnostic and Therapeutic Center, LLC, a wholly-owned subsidiary. The Company operates an independent practice with seven out-patient offices and three endoscopic center locations in the Mid-South providing treatment of all gastrointestinal disorders.

Financial Statement Presentation and Method of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements present the consolidated financial results of GCMS and G.I. Diagnostic and Therapeutic Center, LLC, with all significant balances and transactions between the two entities eliminated.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Concentrations and Credit Risks

The Company's credit risks relate primarily to cash and cash equivalents and accounts receivable. Cash and cash equivalents are held primarily in a bank account. Accounts at the institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to an aggregate of $250,000. From time to time, the Company may have amounts on deposit in excess of FDIC limits. Management believes the Company is not exposed to any significant credit risk on cash.

For the years ended December 31, 2015 and 2014, approximately 72% and 65%, respectively, of gross revenues were paid or adjusted to net contractual amounts by three third-party payors.

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Accounts receivable consists primarily of amounts due from Medicare, private insurance companies, and patients located in Memphis and surrounding communities. The Company performs continual credit evaluations throughout the year and uses the allowance method to account for bad debts.

For the years ended December 31, 2015 and 2014, one vendor accounted for 25% and 26%, respectively, of non-payroll-related purchases.

Property and Equipment

Purchases of property and equipment are recorded at cost. Depreciation is computed on a straight-line basis based on the estimated useful lives of the assets, ranging from 3 to 15 years. The Company capitalizes property and equipment additions having a cost of $1,000 or greater.

Income Taxes

The Company has elected to be treated as an S corporation under the Internal Revenue Code. As a result, the stockholders of the corporation must report the Company’s net income or loss on their individual tax returns. Accordingly, the financial statements reflect no provisions or liability for federal income taxes related to operations. However, the Company is still subject to state franchise and excise taxes.

Net Patient Service Revenue and Accounts Receivable

The Company recognizes patient service revenue associated with services provided to patients who have third-party payor coverage on the basis of contractual rates for the services rendered. For uninsured patients that do not qualify for charity care, the Company recognizes revenue on the basis of its standard rates for services provided net of contractual adjustments for amounts and rates negotiated with third-party payors. On the basis of historical experience, a significant portion of the Company’s uninsured patients will be unable or unwilling to pay for the services provided. Thus, the Company records a provision for bad debts related to uninsured patients in the period the services are provided. Accounts receivable are reduced by this allowance for doubtful accounts. In evaluating the collectability of accounts receivable, the Company analyzes its past history and identifies trends to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about major payor sources of revenue in evaluating the sufficiency of the allowance for doubtful accounts.

For receivables associated with services provided to patients who have third-party coverage, the Company analyzes contractually due amounts and provides an allowance for contractual adjustments. For receivables associated with self-pay patients (which includes both patients without insurance and patients with deductible and copayment balances due for which third-party coverage exists for part of the bill), the Company records a provision for bad debts in the period of service on the basis of its past experience. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted is charged off against the allowance for doubtful accounts.

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Charity Care

The Company provides charity care to patients who meet certain criteria. Charity Care provided for the years ended December 31, 2015 and 2014 was $757,668 and $459,315, respectively.

Acquisition Method Accounting

The Company accounts for acquisitions in accordance with generally accepted accounting principles, which requires the acquiring entity to recognize all assets acquired and liabilities assumed at fair value as of the acquisition date.

Date of Management Review

In accordance with generally accepted accounting principles, the Company evaluated its December 31, 2015 and 2014 consolidated financial statements for subsequent events through May 16, 2016, the date the consolidated financial statements were available to be issued. The Company’s management is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements except as described in Note 10.

NOTE 2 – ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable and related allowances consisted of the following at December 31:

	2015	2014
Accounts receivable, trade	$25,046,797	$25,438,437
Allowance for contractual adjustments	(15,277,000)	(13,720,000)
Allowance for doubtful accounts	(4,023,000)	(1,610,000)
Accounts receivable, trade, net of allowances	$5,746,797	$10,108,437

Insurance receivable	$-	$356,151
Accounts receivable, stockholders	442,029	-
Accounts receivable, affiliates	33,373	275,793
Accounts receivable, other	$475,402	$631,944

For the years ended December 31, 2015 and 2014, bad debt expense included in the Statement of Operations was $2,413,000 and $1,438,000, respectively. Insurance receivable noted above represents the amounts due from the Company’s stop-loss insurance policies as of December 31, 2014. Accounts receivable, affiliates, represents the amounts due from short-term advances to a related company owned by certain stockholders of Gastro One. See further consideration of related party transactions in Note 9.

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As of December 31, 2015, notes receivable, stockholder, are due from stockholders in accordance with the Company’s Third Amended and Restated Shareholders’ Agreement (the “Agreement”), which allows new stockholders to acquire shares of the company via the execution of a note, whereby the stockholder pays the note over a period of three years. The notes receivable as of December 31, 2015 will be received in the following years ending December 31:

2016	$31,545
2017	53,727
2018	31,544
$116,816

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2015	2014
Computers and equipment	$8,077,037	$6,218,041
Furniture and fixtures	875,479	868,473
Leasehold improvements	1,732,731	3,250,389
	10,685,247	10,336,903
Less: accumulated depreciation	(8,076,794)	(7,340,838)
Property and equipment, net of depreciation	$2,608,453	$2,996,065

Property and equipment includes assets acquired through capital leases, and depreciation expense includes the amortization expense of these capital lease assets. See Note 4 for capital lease disclosure. Depreciation expense for the years ended December 31, 2015 and 2014 was $735,956 and $444,461, respectively.

NOTE 4 – CAPITAL LEASE OBLIGATIONS

Capital leases consisted of the following at December 31:

	2015	2014
Capital lease with a financial services company, payable in monthly installments of $14,759 for 60 months, secured by equipment, interest imputed at 2.92%, the Company's incremental borrowing rate	$654,745	$810,269

Less: current portion	(160,127)	(155,524)
	$494,618	$654,745

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The related assets are included in property and equipment at December 31, 2015 with total costs of $823,026 and accumulated amortization of $192,039. Amortization expense for these assets was $164,605 and $27,434 for the years ended December 31, 2015 and 2014, and is included in depreciation expense.

Future minimum capital lease payments for the years ending December 31 are as follows:

2016	$177,114
2017	177,114
2018	177,114
2019	162,354
693,696
Less: amounts representing interest	(38,951)
Present value of future minimum lease payments	$654,745

NOTE 5 – OPERATING LEASES

The Company has several non-cancelable operating leases for equipment and facilities. Total rental expense under these and other month-to-month leases was $2,928,792 and $2,334,971 for 2015 and 2014, respectively.

Future minimum lease payments under non-cancelable operating leases for the years ending December 31 are as follows:

2016	$2,243,160
2017	2,250,743
2018	2,283,975
2019	1,850,823
2020	1,399,451
Thereafter	10,491,198
$20,519,350

NOTE 6 – PROFIT SHARING AND 401(K) PLAN

The Company has a profit sharing and 401(k) plan covering substantially all full-time employees. Eligibility requirements are at least one year of employment (minimum of 1,000 hours) and attainment of age 21. Employees’ contributions to the plan are voluntary, and subject to IRS limitations. The Company has a matching contribution policy of 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. The Company’s profit sharing contributions are voluntary. For the years ended December 31, 2015 and 2014, the cost of the Company’s contributions was $1,342,313 and $1,644,933, respectively.

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NOTE 7 – UNUSED REVOLVING CREDIT NOTE

In 2015, the Company obtained a revolving credit note with a bank for $1,500,000, renewable annually, bearing interest at the LIBOR rate plus 2.75% and collateralized by the equipment and other assets of the Company. There was no outstanding balance as of December 31, 2015.

NOTE 8 – ACQUISITION

On June 30, 2014, the Company consummated an Agreement and Plan of Merger to purchase substantially all of the assets and assume certain liabilities of Memphis Gastroenterology Group, P.C. (“MGG”). Under this agreement, cash and other assets were acquired and liabilities assumed with a net fair value of $934,719. Under the terms of the agreement, the stockholders of MGG were issued stock in Gastro One, the surviving entity, as consideration for the acquisition. The fair value of the shares issued was determined to be $934,719. As a result, there was no goodwill or gain on bargain purchase associated with the acquisition.

The acquisition was recorded by allocating the costs of the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date.

The following is a summary of the estimated fair values of the assets acquired:

Cash and cash equivalents	$495,578
Accounts receivable - affiliates	1,385
Property and equipment	1,210,176
Liabilities assumed	(772,420)
Total purchase consideration	$934,719

NOTE 9 – RELATED PARTY TRANSACTIONS

Prior to December 31, 2015 (see Note 10 below), the Company leased facilities under non-cancelable operating lease agreements with GICM Real Estate, LLC (the “LLC”), a company owned by certain stockholders of Gastro One. Total rental expense for both 2015 and 2014under these related-party operating leases was $1,361,051. Gastro One guaranteed the LLC’s notes payable related to the facilities being leased; however, on December 31, 2015, the LLC repaid the related notes payable upon the sale of the facilities as discussed in Note 10. Therefore, Gastro One has no further exposure related to these guarantees.

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NOTE 10 – SUBSEQUENT EVENTS

On December 31, 2015, GICM Real Estate, LLC, a related party and lessor of certain facilities to the Company, sold the related leased facilities and real property to GMR Memphis, LLC, an unrelated entity. Consequently, on January 1, 2016, the Company entered into a non-cancelable operating lease agreement with GMR Memphis, LLC for an initial term of twelve years. The minimum rent under the agreement is $1,300,000 annually and is included in the operating lease commitments disclosed in Note 5. At the commencement of the third lease year and each subsequent year, the minimum rent under the agreement shall increase 1.75% annually.

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